Exhibit A

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Fresno County Employees' Retirement Association (the "Investor") does hereby make, constitute and appoint each of Anne Campbell, Joshua Lefkowitz and Teresa Jung (or any person designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, any and all filings required to be made by the Investor under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of TCG BDC II, Inc. which may be deemed to be beneficially owned by the Investor under the Act, and to take any other action of any type whatsoever in connection with the foregoing that, after notice to the Investor or Investor's counsel or consultant, is legally required by the Investor, or that, in the opinion of such attorney in fact and with the consent of the Investor, may be of benefit to or in the best interest of the Investor, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Investor might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The Investor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Investor, are not assuming any of the Investor's responsibilities to comply with the Act.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the Investor or, if earlier, the date on which the Investor is not subject to reporting under the Act with respect to TCG BDC II, Inc. This Power of Attorney hereby supersedes the Power of Attorney granted by the Investor in respect of TCG BDC II, Inc. in February 2018 (the “Prior Power of Attorney”), and the Investor hereby revokes the Prior Power of Attorney.

IN WITNESS WHEREOF, the undersigned has duly caused this Power of Attorney to be executed as of this 2nd day of February 2022.

FRESNO COUNTY EMPLOYEES' RETIREMENT ASSOCIATION

By: /s/ Rauden H. Coburn, III
Name:     Rauden H. Coburn, III
Title: Chair of the Board